BG Staffing, Inc. Announces Q2 and Six Months
2020 Financial Results and Declares Quarterly Dividend

PLANO, Texas – (August 5, 2020) – BG Staffing, Inc. (NYSE: BGSF), a growing national provider of workforce solutions, today announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per share of common stock and the Company reported financial results for its second quarter and six months ended June 28, 2020.

The dividend is payable on August 25, 2020 to all shareholders of record as of the close of business on August 18, 2020. This is the 23rd consecutive quarterly dividend BGSF has paid to holders of common stock. Based on yesterday’s closing price of the Company’s common stock, the annualized yield is approximately 2%.

Second Quarter 2020 Highlights:
•Revenues were $62.6 million, down 15.2% from 2019
•Gross Profit was $16.9 million, down 19.0% from 2019, while Gross Profit percentage decreased 1.2% to 27.0% in 2020
•Selling expenses remained flat with 2019, due to the addition of our acquisitions in late 2019 and early 2020
•Net loss was $4.8 million ($(0.47) per diluted share), which included the impact of an impairment loss on intangible assets of $5.4 mm, net of tax, down from $3.8 million ($0.37 per diluted share) in 2019
•Adjusted EPS1 was $0.16, down from $0.44 in 2019
•Adjusted EBITDA1 was $3.3 million (5.2% of revenues), down from $6.9 million (9.3% of revenues) in 2019
•Availability of $24.6 million under our senior secured revolving credit facility at June 28, 2020
•Days Sales Outstanding of 51 days vs. 50 days at the end of Q1 2020

Six Month 2020 Highlights:
•Revenues were $136.7 million, down 4.2% from 2019
•Gross Profit was $37.2 million, down 5.4% from 2019, while Gross Profit percentage decreased 0.4% to 27.2% in 2020
•Selling expenses increased 6.9% over 2019, due to the addition of our acquisitions in late 2019 and early 2020
•Net loss was $3.3 million ($(0.32) per diluted share), which included the impact of an impairment loss on intangible assets of $5.4 mm, net of tax, down from $6.3 million ($0.61 per diluted share) in 2019
1Non-GAAP financial measure. See reconciliation at end for details.

•Adjusted EPS1 was $0.51, down from $0.76 in 2019
•Adjusted EBITDA1 was $8.5 million (6.2% of revenues), down from $12.0 million (8.4% of revenues) in 2019

Beth A. Garvey, President and CEO, stated, “As anticipated, our second-quarter results were significantly affected by the COVID-19 pandemic. We are encouraged by recent week-on-week sequential growth in our business segments and are cautiously optimistic about third quarter activity.

“The ongoing responsiveness and flexibility of our team makes me proud as they continue to operate in the evolving new normal while always providing first class service to our customers. We remain vigilant and responsive as we navigate through the challenges of these unprecedented times,” Garvey concluded.

Dan Hollenbach, Chief Financial Officer, said, “We continue to monitor expenses and have extended our IT Roadmap project delays. In April, the first month of Q2, overall revenues declined 26% from pre-COVID-19 levels. June showed meaningful improvement as we were down 13% from the same base. June showed significant increases in both the Real Estate and Light Industrial segments over April.

“That said, the impact from the outbreak on our operational and financial performance moving forward will depend on continuing developments, duration and spread of the outbreak, its impact on our client partners, and the range of governmental and community reactions to the pandemic. These events remain uncertain and cannot be fully predicted at this time,” Hollenbach added.

Conference Call
The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PT (4:30pm ET) on August 5, 2020. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=140580. A replay of the recorded call will be available for 90 days on the Company's website (http://investor.bgstaffing.com/events-and-presentations/events-calendar/default.aspx). A replay of the call is available by dialing 1-844-512-2921 (international participants dial 1-412-317-6671) starting August 5, 2020, at 7:30pm ET through August 12, 2020 at 11:59 pm ET. Please use PIN Number 10010206.

About BGSF
Headquartered in Plano, Texas, BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Creative, Real Estate (apartment communities and commercial buildings), and Light Industrial. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 64th largest U.S. staffing company in the 2019 update and the 45th largest IT staffing firm in 2018. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance (including any general or specific numerical guidance with respect thereto), the expectations and objectives of our board or management, the impact of the COVID-19 pandemic, including but not limited to the impact of the COVID-19 pandemic on our business, prospects, results of operations, or financial condition or on our vendors or client partners, and our intention or ability to pay future cash dividends. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500 terri@bibimac.com

Source: BG Staffing, Inc.

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or measure of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and other non-capital information technology project expenses (“IT roadmap”) and certain non-cash expenses such as share-based compensation expense that management does not consider in assessing our on-going operating performance.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(dollars in thousands)
Net (loss) income	$(4,830)	$3,802	$(3,331)	$6,298
Interest expense, net	430	496	886	849
Income tax (benefit) expense	(1,685)	1,123	(983)	1,860
Depreciation and amortization	1,444	1,204	2,859	2,436
Impairment losses	7,240	—	7,240	—
Share-based compensation	193	187	386	507
Transaction fees	48	36	590	58
IT roadmap	432	28	891	28
Adjusted EBITDA	$3,272	$6,876	$8,538	$12,036

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, contingent consideration gains or losses, and certain specific events, such as transaction fees and the IT roadmap, and certain non-cash expenses, that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Net (loss) income per diluted share	$(0.47)	$0.37	$(0.32)	$0.61
Acquisition amortization	0.11	0.09	0.22	0.18
Impairment losses	0.70	—	0.70	—
Transaction fees	—	—	0.06	0.01
IT roadmap	0.04	—	0.09	—
Income tax (benefit) expense adjustment	(0.22)	(0.02)	(0.24)	(0.04)
Adjusted EPS	$0.16	$0.44	$0.51	$0.76